UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.
Pursuant to the terms of his previously reported Employment Agreement dated June 29, 2018, StoneMor Partners L.P. (the “Partnership”) awarded a grant of 750,000 restricted common units of the Partnership to Joseph M. Redling on July 18, 2018 in connection with his commencement of service as President, Chief Executive Officer and a member of the Board of Directors of StoneMor GP LLC (“StoneMor GP”), the general partner of the Partnership. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Restricted Units (as defined in Item 5.02 of this Current Report on Form 8-K) were awarded under the Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”). The award of the grant of Restricted Units was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of his Employment Agreement dated June 29, 2018, Joseph M. Redling commenced service as the President and Chief Executive Officer and a director of StoneMor GP LLC on July 18, 2018. On that date (the “Agreement Date”), StoneMor GP LLC and Mr. Redling entered into an Executive Restricted Unit Agreement (the “Restricted Unit Agreement”) as contemplated by his Employment Agreement, pursuant to which Mr. Redling was awarded a grant of 750,000 restricted common units of the Partnership (the “Restricted Units”). The agreement provides, among other things, that:

•
the Restricted Units will vest in quarterly installments over a four year period commencing on the three month anniversary of the Agreement Date, provided that all Restricted Units will become fully vested as of the date of a “Change in Control” (as such term is defined in the Restricted Unit Agreement);

•
certificates for Restricted Units will be issued to Mr. Redling upon the vesting of any Restricted Units, subject to the provisions of the LTIP and further subject to Mr. Redling paying, or making suitable arrangements to pay, all applicable taxes;

•
with respect to the Restricted Units that vest in the first installment or on any date on which the Partnership has not filed all required reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K Reports, Mr. Redling may satisfy his tax withholding obligations by having the Partnership withhold Restricted Units with a fair market value equal to such obligations;

•
unvested Restricted Units will be entitled to receive distributions made by the Partnership to holders of the Partnership’s common units, payment of which will be payable to Mr. Redling on or promptly following the date on which the distributions are otherwise paid to the holders of common units;

•
all unvested Restricted Units are subject to forfeiture in the event of the termination of Mr. Redling’s employment (whether voluntary or involuntary and regardless of the reason for the termination, or for no reason whatsoever) with StoneMor GP or its affiliates, unless Mr. Redling’s employment is on that date transferred to StoneMor GP or another of its affiliates; and

•
all Restricted Units and related distributions with respect thereto are subject to clawback under any clawback policies which are adopted by the Compensation Committee, as amended from time to time, including, but not limited to, clawback listing requirements of the New York Stock Exchange imposed by Securities and Exchange Commission rules adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The foregoing summary of the Restricted Unit Agreement is not intended to be complete and is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
10.1	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Mark L. Miller Mark L. Miller Chief Financial Officer and Senior Vice President